                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                       August 28, 2000 (August 24, 2000)
               ------------------------------------------------
               Date of Report (Date of earliest event reported)



                              PAMECO CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         DELAWARE                       001-12837                51-0287654
----------------------------        ----------------        --------------------
(State or other jurisdiction        (Commission File           (IRS Employer
     of incorporation)                  Number)              Identification No.)


  1000 Center Place, Norcross, Georgia                                  30093
----------------------------------------                              ----------
(Address of principal executive offices)                              (Zip Code)


                                (770) 798-0700
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

     On August 28, 2000, Littlejohn Fund II, L.P. ("Littlejohn Fund") and Quilvest American Equity Ltd. ("Quilvest" and, collectively with Littlejohn Fund, the "Purchasers") invested an aggregate of $10 million, and Littlejohn agreed to invest an additional $2.5 million within 30 days (the "Purchase"), in each case, in exchange for shares of Series B Cumulative Pay-in-Kind Convertible Preferred Stock, par value $1.00 per share (the "Preferred Stock"), of Pameco Corporation, a Delaware corporation (the "Company"). The Purchase is pursuant to the existing February 18, 2000 Securities Purchase Agreement as part of the second phase of a planned restructuring of the Company. The Company has been informed by Littlejohn that the source of the funds from which Littlejohn Fund drew to purchase the Preferred Stock was capital contributed by its limited partners. Quilvest S.A. is a financial holding company that controls Quilvest Overseas Ltd. Quilvest is a subsidiary of Quilvest Overseas Ltd. and Quilvest makes direct and direct equity and debt investments in the United States. The Company has been informed by Quilvest that Quilvest's portion of the purchase of the Preferred Stock was funded by liquidity made available to Quilvest from Quilvest S.A.

     The net proceeds from the Purchase will be applied to reduce outstanding indebtedness under the Company's existing senior revolving credit facility, thereby freeing up additional availability to be used for working capital and general corporate purposes.

     In connection with the Purchase, the Company also amended its senior credit facility with Fleet Capital Corporation and related documents to modify the current borrowing base calculations, resulting in additional availability, and to change certain covenant thresholds.

     The terms of the Preferred Stock entitle holders thereof, subject to the requirements of applicable law, to convert their shares into the Company's common stock, which the Company is required to register pursuant to certain terms and conditions. Holders of the Preferred Stock will be entitled, among other things, to vote as a class with holders of the Company's common stock.


Item 7.  Financial Statements and Exhibits.

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

Exhibit No.     Description
-----------     -----------
   3-1          Certificate of Incorporation of Pameco Corporation, as amended.

   3-2 Bylaws of Pameco Corporation (incorporated by reference to Exhibit C to the Registrant's Proxy Statement dated June 23,
                2000).

  10-44 Amendment to Loan and Security Agreement, dated August 23, 2000, by and among Pameco Corporation, the Financial Institutions Party thereto from time to time, Fleet Capital Corporation and FleetBoston Robertson Stephens, Inc.

  99            Press Release.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Pameco Corporation


                                       By: /s/ Robert J. Davis
                                           -------------------
                                           Robert J. Davis
                                           Senior Vice President and
                                           Chief Financial Officer


August 24, 2000
---------------
    (Date)

                                 EXHIBIT INDEX


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

Exhibit No.     Description
-----------     -----------

    3-1         Certificate of Incorporation of Pameco Corporation, as amended.

    3-2 Bylaws of Pameco Corporation (incorporated by reference to Exhibit C to the Registrant's Proxy Statement dated June 23,
                2000).

   10-44 Amendment to Loan and Security Agreement, dated August 23, 2000, by and among Pameco Corporation, the Financial Institutions Party thereto from time to time, Fleet Capital Corporation and FleetBoston Robertson Stephens, Inc.

   99           Press Release.
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